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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15207, 333-32129 and 333-47205) of CCC
Information Services Group Inc. of our report dated January 21, 1998, except as to Note 15 which is as of February 10, 1998, appearing on page 33 of this Form 10-K.



Price Waterhouse LLP
March 30, 1998
Chicago, Illinois